Exhibit 13.1

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Samson Oil & Gas Limited (the “Company”), does hereby certify, to such officer’s knowledge, that:

1.  The accompanying Annual Report of the Company on Form 20-F for the period ended June 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Terence M. Barr
Terence M. Barr
President, Chief Executive Officer and Managing Director

/s/ Robyn P. Lamont
Robyn P. Lamont
Chief Financial Officer

Date: December 17, 2010

A signed original of this written statement required by Section 906 has been provided to Samson Oil & Gas Limited and will be retained by Samson Oil & Gas Limited and furnished to the Securities and Exchange Commission or its staff upon request.